EXHIBIT 10.24


T H I S A G R E E M E N T is made the 8th day of February 1996 BETWEEN.


(1)               "The Company"     :       Vicon Industries (UK) Limited

                                            of Brunel Way, Fareham,
                                            Hampshire PO15 5TX

(2)               "The Managing
                   Director"        :       Christopher J Wall

                                            of 39 Park Road
                                            Hayling Island
                                            Hampshire PO11 0HT

WHEREBY IT IS AGREED as follows:

1.   Interpretation:

In this Agreement:


(A) "holding company" and "subsidiary" shall have the respective meanings given to them by section 736 Companies Act 1985;

(B) "associated company" means any company (not being a subsidiary of the Company or of the holding company for the time being of the Company) in which the Company or any subsidiary or holding company of the Company or any subsidiary of any such holding company holds or controls more than 10 per cent in nominal value of the equity share capital or more than 10 per cent of the voting rights for the time being attached to the issued share capital;

(C) "the Group means the Company and any holding company or subsidiary for the time being of the Company and any subsidiary of any such holding company and any associated company;

(D) "the Board" means the board of directors for the time being of the company or the directors of the Company present at any meeting of directors at which a quorum is present and it includes any person nominated by the board of directors to represent it for the purposes of this Agreement;

(E) "the Business" means the business of the Company and the business of any company in the Group for which the Managing Director is required to perform services pursuant to clause 2(B);

                                       -1-


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(F)  "person" shall include any individual company  corporation firm partnership joint venture association organization unincorporated body or trust (in each case Whether or not having a separate legal personality);

(G)  words denoting the singular shall include the plural and vice versa;

(H) references to statutory provision shall be construed as references t those provisions as respectively amended or re-enacted from time to time or as their application is modified by other provisions (whether before or after the date hereof) and shall include any provisions of which they are re-enactments (whether with or without modification);

(I) headings are inserted for convenience and shall not affect the construction of this Agreement; and

(J) any provisions which are expressed or intended to take effect or continue in effect after the termination of this Agreement shall take effect or continue in effect notwithstanding its termination (for whatever reason).

2.   Appointment:

(A) The Company hereby appoints the Managing Director and the Managing Director agrees to serve the Company as Managing Director on the terms and conditions contained in this Agreement.

(B) The Managing Director may be required by the Board to perform services not only for the Company but for any other company within the group and without further remuneration (except as otherwise agreed).

3.   Term of Appointment:

     The Managing Director's appointment shall commence on the 1st February 1996 and (subject to the provision of clauses 16 and 17) shall continue until terminated by either party giving to the other in writing not less than a period measured by one month per year of completed service up to a maximum of 15 months.

4.   Duties:

(A) Unless prevented by ill-health or accident or as otherwise agreed by the Board in writing the Managing Director shall during the continuance of his appointment devote the whole of his time attention and abilities to the Business diligently and faithfully serve the Company to the best of his power skill and ability and use his best endeavours to promote and protect the interest of the Company.

(B) The Managing Director shall exercise such powers perform such duties and comply with such directions in relation to the Business consistent with his appointment as the Board may from time to time confer upon or assign or give to him

                                       -2-


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(C)  The  Managing   Director  shall  comply  with  all  reasonable  and  lawful instructions and regulations from time to time given or made by the Board and at all times give the Board all such information and assistance as it may require in connection with the Business

(D) For the purpose of Employment protection (Consolidation) Act 1978 there are no terms and conditions relating to hours of work or to normal working hours other than as contained in this Agreement The Managing Director's hours of work shall be such as may be requisite for the proper discharge of his duties


5.   Mobility:

(A) The Managing Director shall not be required to reside outside the United Kingdom but subject thereto he may be required to travel within or outside the United Kingdom in connection with the Business if the Board considers it necessary or desirable to enable him properly and efficiently to perform his obligations

(B) The Managing Director shall reside in such place in the United Kingdom as will enable him in the opinion of the Board to fulfil his obligations efficiently and the Managing Director shall work in such place or places as the Board may require


6.   Salary and Bonus:

(A) the Company shall pay to the Managing Director during the continuance of his appointment as remuneration for his services a salary identified in the side letter to this agreement, (subject to review in accordance with sub-clause (B)) such salary to accrue from day to day and to be payable in arrears by equal monthly instalments on or before the last business day of each calendar month

(B) The salary payable to the Managing Director by the Company pursuant to sub-clause (A) shall be reviewed annually.

(C) In addition to the said salary the Managing Director shall be entitled to a bonus the terms and amount of the said bonus to be agreed between the parties


7.   Expenses:

     The Company shall pay or repay to the Managing Director all reasonable travelling hotel entertainment and other similar out-of-pocket expenses properly and necessarily incurred by him in the performance of his duties but the Company shall be entitled as a condition of reimbursement to such evidence from the Managing Director as to such expenses as the Board may reasonably require

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8.   Car:

(A) The Company shall make available to the Managing Director a motor car ("the Car") of a type considered by the Board to be suitable to enable him properly to perform his duties and for his Personal use

(B) The Company shall pay the costs in insuring maintaining testing and taxing the Car and shall reimburse the Managing Director for all its running expenses for which the Managing Director shall (if requested by the Company) submit written evidence of payment satisfactory to the Board

(C) The Car may from time to time be replaced with such type and age of motor car (whether or not equivalent to the type previously provided) as the Board may in its discretion decide

(D) The Managing Director shall be responsible for arranging the carrying out of such repairs maintenance and testing of the Car as are necessary to ensure that at all times when the Car is driven on a public highway it is in the state and condition required by law and (if so required) that a current test certificate is in force in respect of it

(E) The Managing Director shall at all times during his appointment hold a current driving licence entitling him to drive motor cars in the United Kingdom and shall produce it to the Company on request

(F) The Managing Director shall at all times conform to regulations which may from time to time be made or imposed by the Company or any other company with the Group with regard to motor cars provided for the use of employees

9.   Holidays:

(A) The Managing Director shall be entitled in addition to English statutory and bank holidays to 20 working days paid holiday in each year of the Managing Directors appointment

(B) The Managing Director's holiday shall be taken at such time or times as the interests and requirements of the Business shall permit and as shall be agreed between the Board and the Managing Director

(C) The Managing Director's entitlement to holidays shall accrue proportionately to the number of days worked by him in any holiday year and upon termination of his employment hereunder (other than pursuant to clause
     18) the Managing Director shall be entitled to receive in respect of accrued holiday pay a sum equal to one day~s salary for each day's holiday then accrued due but not previously taken by him and if upon termination of the Managing Director's employment (for whatever reason) the amount of holiday taken by him exceeds his entitlement pursuant to subclause (A) the Managing Director shall repay to the Company (or the Company may deduct from any payments due to the Managing Director) salary at the rate for the time being in force for the period of such excess

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(D)  Holidays  not taken in any holiday  year  cannot be carried  forward to any future holiday year


10.  Pension:

     The Managing Director shall participate in a pension scheme set up and administrated by Charlwood Leigh. The level of contribution made by the Company shall initially be 5% of the Managing Director's basic salary but that rate may be altered at the discretion of the Board. The obligations of the Company in respect of pension are specifically limited to this contribution.


11.  Exclusive Service: -

     During the continuance of his appointment the Managing Director shall not without the previous consent of the Board either as principal servant agent consultant or otherwise carry on or be engaged concerned or interested directly or indirectly whether alone or in association with any other person in any trade business or occupation whatsoever other than that of the Company (otherwise than as a holder of not more than 5% of the shares of debentures in any company or companies whose shares are listed on any recognized stock exchange)


12.  Confidentiality and the Company's Property:

(A)  In this clause:
     "the Group" means the group as whole or any company or companies in the Group any customer of the Group" means any customer or clients of or person having business dealings with the Group as a whole or any company or companies in the Group

(B) The Managing Director shall not either before or after the termination (for whatever reason) of his appointment under this Agreement

     (a)  use to the detriment of the Group or any Customer of the Group or

     (b) disclose divulge or communicate directly or indirectly to any person any secret or confidential knowledge or information relating to the business transactions products or affairs of the Group or of any customer of the Group which he may acquire during the continuance of his appointment or

     (c) supply or disclose to any person the names or addresses of any Customers of the Group of details of any contracts or negotiations to which the Group is a party or of any tenders offers or proposals submitted or to be submitted by the Group in connection with its business except in the proper course of his duties under this Agreement or as authorized in writing by the Board or as ordered by a Court of competent jurisdiction

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(C)  Upon  termination  of his employment  hereunder  (for whatever  reason) the
     Managing Director shall forthwith deliver to the Company any property of the Group and of any Customer of the Group which may be in his possession or under his control including all documents and any copies thereof


13.  Non-Competition:

(A) In this and the next following clause "the restricted business" means design manufacture consultancy and sale of Closed Circuit Television equipment

(B) The Managing Director undertakes with the Company that he will not for the period of six months following the termination of his employment hereunder either on his own account or for or on behalf of or through or in conjunction association or by arrangement with any person carry on or be engaged concerned or interested in (directly or indirectly) or in the carrying on of the restricted business within the United Kingdom and the Republic of Ireland other than as a holder of not more than 5% of the shares or debentures in any company or companies whose shares are listed on any recognized stock exchange


14.  Non-Solicitation etc.:

(A) The Managing Director shall not for the period of twelve months following the termination of his employment hereunder either on his own account or for or on behalf of or through or in conjunction association or by arrangement with any person solicit or entice away or endeavour to solicit or entice away from the Company or any company within the Group;

     (i) any employee manager director or consultant of the Company or any company within the Group whether or not such person would commit any breach of contract by reason of his leaving service;

     (ii) the custom or business of any person who shall at any time during the Managing Director's employment hereunder a customer or client of or in negotiations with the Company or any company in the Group or who at any time during the Managing Director's employment hereunder had business dealings with the Company or any company in the Group in relation to the restricted business

(B) The Managing Director shall not for a period of twelve months after the termination of his employment hereunder either on his own account or through or for or on behalf of or in conjunction association or by arrangement with any person provide or arrange or procure or be involved in the provision of any service falling within the restricted business to any person who was at any time during the Managing Director's employment hereunder a customer or client of or in negotiations with the Company or any company in the Group or who at any time during the Managing Director's employment hereunder had business dealings with the Company or any company in the Group in relation to the restricted business

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(C)  The  restrictions  contained in the foregoing  sub-clauses and in clause 13 are considered reasonable by the parties for the protection of the business of the Company and companies in the Group but in the event that any restriction shall be found to be void but would be valid if some part of it were deleted or if the period or area of application were reduced such restriction shall apply with such modification as may be necessary to make it valid and effective

(D) If any of the provisions of this clause shall be void unlawful or unenforceable the validity lawfulness and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby


15.  Inventions:

(A) In this Clause "Invention" means any know how invention formula process of improvement trade mark trade name copyright design plan drawing specification or device of whatever nature made invented developed or discovered by the Managing Director during the continuance of the Appointment and which relates to any process product or activity carried on made or dealt in by the Company or any other Company in the Group

(B) If the Managing Director shall either solely or jointly with another make invent develop or discover any Invention he shall forthwith communicate written particulars thereof to the Secretary of the Company

(C) An Invention and all rights therein shall belong to the Managing Director if it is an invention for which a patent may be granted under the provisions of Section 1 of the Patents Act 1977 ("the Act") and it belongs to the Managing Director by virtue of Section 39(2) of the Act. All other Inventions and all rights therein shall belong to the Company

(D) The Managing Director shall not without the prior consent in writing of the company divulge or communicate any Invention to any third party nor use the same for his own personal benefit or otherwise save as provided for in sub-clause (E) and (F)

(E) On receiving communication of any Invention which belongs to the Managing Director the Company shall be entitled to negotiate with the Managing Director with a view to acquiring all or any rights title and benefit in such Invention The Managing Director shall not without the consent in writing of the Company disclose the same to any third party except to a Chartered Patent Agent or other professional advisor for the purpose of seeking protection for such Invention nor use the same for his own personal benefit or otherwise until the Company has in writing declined to negotiate or acquire the Invention or until the expiry of six months from the date of such communication whichever is the sooner PROVIDED THAT if negotiations are entered into no disclosure of such Invention to any third party shall be made until the conclusion of such negotiations except to the extent that such disclosure is authorized in writing by the Company

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(F)  With  regard to the  Invention  'which  belongs to the  Company the Company shall have the right at any time to require the Managing Director at the Company's expense to execute all such documents and do all such acts and things as may in the opinion of the Company be necessary or convenient:

     (i)  to vest such Invention in the Company or its assigns

     (ii) to enable any application or appeal in respect thereof to be made prosecuted amended or abandoned in any countries of the world in the name of the Company or its assigns or that of the Managing Director whether alone or jointly with the Company or some other person or body

     (iii)to secure' the grants of letters patent copyright or registered design to the Company or its assigns

     (iv) to assign to the Company or as it shall direct all the Managing Director's rights of whatever nature (including without limitation his rights in any letters patent or registered design or copyright or any application therefore) in or in respect of such Invention or the Managing Director's rights title and interest in any such rights belonging to him jointly with the Company or any other person or persons

     (v) to resist any infringement of or actions claims or demands in relation to the Invention

(G) In the event that the Company does not intend to use exploit or retain an Invention disclosed by the Managing Director in accordance with the provisions hereinbefore contained the Managing Director shall be entitled to the same for his own use and benefit upon the Managing Director being notified to that effect in writing by the Secretary of the Company (which notification shall be given as soon as reasonably practicable)


16.  Sick Leave and Sick Pay:

(A) In cases where the Managing Director is absent due to sickness, The Company provides additional benefits over and above any entitlement to Statutory Sick Pay.

     The sickness year runs from the date of sickness on a rolling year basis. The Managing Director is entitled to the following payments for sickness absence:

     -    26 weeks at full pay, thereafter
     -    26 weeks at half pay

     Any  further payment made is purely discretionary.

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     All  payments  include  Statutory  Sick Pay. As with SSP  entitlement,  the
     Absence Notification Procedure must be followed in order to qualify for payment.

     In the event of abuse of the scheme the Company reserves the right to withdraw or amend the benefit or take disciplinary action.

     Where payable, sickness or industrial injury benefit must be claimed from the DSS and any benefit received must be notified to the Company. Such benefits will be deducted from the above entitlements.

     The Company's Sick Pay Scheme does not prevent the Company from terminating an individual's employment prior to the expiry of the scheme.


17.  Summary Termination:

     The Board may terminate the Managing Director's employment under this Agreement without notice and without making any further payment beyond the amount of any remuneration actually accrued due to the date of such termination if:-

(A) The Managing Director commits any serious breach or repeated or continuing breach of any of his obligations under this Agreement or is guilty of any serious misconduct or neglect in the discharge of his duties or of any serious disobedience

(B) If the Managing Director commits or has at any time committed any act of dishonesty or is convicted or has at any time been convicted of any criminal offence (other than an offence which in the opinion of the Board does not affect his position as an employee or officer of the Company or his ability to carry out his obligations hereunder or which has been disclosed to the Board before the commencement of this Agreement)

(C) If the Managing Director becomes bankrupt or applies for or has a receiving order in bankruptcy made against him or make any arrangement or composition with his creditors

(D) If the Managing Director by his actions or omissions brings the name or reputation of the Company or any company in the Group into disrepute

(E) If the Managing Director becomes of unsound mind or becomes a patient for the purpose of any statute relating to mental health

(F) If the Managing Director has a disqualification order made against him under any relevant Act of Parliament

(G)  If the Board  reasonably  resolves  that the  Managing  Director has failed
     materially  and  without   reasonable  cause  properly  to  carry  out  his
     obligations hereunder

18.  Directorship:

(A) The Salary of the Managing Director under this Agreement is inclusive of any remuneration to which the Managing Director may be entitled as a Managing Director of the Company or of any other Company in the Group

(B) Upon the termination of this Agreement for whatever reason the Managing Director shall at the request of the Company forthwith resign in writing his position as a Managing Director of the Company or any other company in the Group without compensation for loss of office

(C) If the Managing Director shall cease to be a Managing Director of the Company this Agreement shall thereupon automatically determine but if such cessation shall be caused by any act or omission of either party without the consent concurrence or complicity of the other such act or omission shall be deemed a breach of this Agreement and determination hereunder shall be without prejudice to any claim for damages in respect of such breach


19.  Grievance and Disciplinary Procedures:

     There are no specific disciplinary rules applicable to this Agreement if the Managing Director is dissatisfied with any disciplinary decision relating to him or if he has any grievance arising from his employment hereunder he may refer any such matter to the Board who will deal with the matter by discussion and by a majority decision of those present (other than the Managing Director) at the Board Meeting at which the matter is discussed


20.  Notices:

     Any notice to be given hereunder shall be given in writing and may be given either personally or may be sent addressed in the case of the Company to its registered office for the time being and in the case of the Managing Director to him at his last known place of residence and any notice so given by post shall be deemed to have been served forty-eight hours after posting




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I N  W I T N E S S whereof this Agreement has been entered into the day year first above written



SIGNED by Kenneth M Darby)
Chairman                                  )

for and on behalf of                      )
Vicon Industries (UK) Limited)
in the presence of:-                      )




Rosslyn J Moseley                         )
Administrator Vicon Industries UK Limited )








SIGNED by Christopher J Wall              )
in the presence of:-                      )




Rosslyn J Moseley                         )
Administrator Vicon Industries UK Limited )

















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